UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 11, 2018 (June 7, 2018)

Western Asset Mortgage Capital Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

385 East Colorado Boulevard	91101
Pasadena, California	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(626) 844-9400
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders for Western Asset Mortgage Capital Corporation (the “Company”) was held on June 7, 2018. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1.	The nominees for election of Directors, each for a one-year term, were elected based upon the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Edward D. Fox James W. Hirschmann, III Ranjit M. Kripalani M. Christian Mitchell Jennifer W. Murphy Richard W. Roll	15,715,662 15,042,318 15,775,734 15,780,977 15,849,417 15,776,482	431,113 1,104,457 371,041 365,798 297,358 370,293	19,853,457 19,853,457 19,853,457 19,853,457 19,853,457 19,853,457

2.
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,408,377	386,091	205,764	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By:    /s/ Adam C. E. Wright
Name:    Adam C. E. Wright
Title:    Assistant Secretary

Date: June 11, 2018